UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2026

ASSERTIO HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39294	85-0598378
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 South Saunders Rd., Suite 300
Lake Forest, IL	60045
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (224) 419-7106

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ASRT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

On April 9, 2026, the financial printer utilized by Assertio Holdings, Inc. (the “Company”) filed the incorrect version of a Form 8-K dated April 8, 2026 (the “Original Form 8-K”) announcing the Company’s entry into an Agreement and Plan of Merger and related matters. This Amendment No. 1 to the Original Form 8-K is being filed solely to correct and replace Item 1.01 of the Original Form 8-K in its entirety and to update the conformed signatures in the agreements filed as Exhibits 10.1 and 10.2 of the Original Form 8-K. Item 5.02(e) and Item 7.01 in the Original Form 8-K, the Agreement and Plan of Merger filed as Exhibit 2.1, and press release filed as Exhibit 99.1, to the Original Form 8-K are unchanged.

Item 1.01. Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On April 8, 2026, Assertio Holdings, Inc. (the “Company” or “Assertio”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Garda Therapeutics, Inc., a Delaware corporation (“Parent”), and Audi Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Purchaser”). The Merger Agreement provides for, among other things, (i) the acquisition of the Company by Parent through a cash tender offer (the “Offer”) by Purchaser for all of the Company’s outstanding shares of common stock (the “Common Stock”), for $18.00 per share of Common Stock in cash (the “Base Purchase Price”), plus one contingent value right per share (each, a “CVR”) representing the right to receive potential cash payments pursuant to the CVR Agreement (together with the Base Purchase Price, the “Offer Price”) and (ii) following the completion of the Offer, the merger of Purchaser with and into the Company (the “Merger”) with the Company surviving the Merger as a wholly owned subsidiary of Parent (the “Surviving Corporation”).

The Company’s Board of Directors (the “Board”) has unanimously approved the Merger and the Merger Agreement and recommended that the stockholders of the Company accept the Offer and tender their shares of Common Stock pursuant to the Offer. Under the Merger Agreement, Purchaser is required to commence the Offer within ten (10) business days following execution of the Merger Agreement. The Offer will initially expire at one minute after 11:59 p.m., Eastern Time on the date that is twenty (20) business days following the commencement of the Offer, subject to extension under certain circumstances.

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), by virtue of the Merger and without any action on the part of the holders, (i) each outstanding share of Common Stock of the Company, other than any shares of Common Stock held in the treasury of the Company or owned, directly or indirectly, by Parent or Purchaser, or by any stockholders who are entitled to and who properly exercise appraisal rights under Delaware law, will be converted into the right to receive the Offer Price (the “Merger Consideration”); (ii) each option to purchase shares of Common Stock (a “Company Stock Option”) under any employee, director, or consultant stock option, stock purchase or equity compensation plan, arrangement, or agreement of the Company (the “Company Stock Plans”), including the Company’s Amended and Restated 2014 Omnibus Incentive Plan, the Company’s Inducement Incentive Plan, the Company’s Second Amended and Restated 2004 Equity Incentive Plan and the Zyla Life Sciences Amended and Restated 2019 Stock-Based Incentive Compensation Plan, in accordance with the terms thereof, whether vested or unvested, that is outstanding immediately prior to the Effective Time shall be canceled and, in exchange therefor, the Surviving Corporation shall pay to each former holder of any such canceled Company Stock Option as soon as practicable following the Effective Time (and in no event later than ten (10) business days after the Effective Time) an amount in cash (without interest, and subject to deduction for any required withholding tax) equal to the product of (a) the excess of the Merger Consideration over the exercise price per share under such Company Stock Option and (b) the number of shares subject to such Company Stock Option, plus one CVR per share; provided, that if the exercise price per share (as adjusted for the conversion described above) of any such Company Stock Option is equal to or greater than the Merger Consideration, such Company Stock Option shall be canceled without any cash payment or CVR being made in respect thereof; and (iii) each restricted stock unit settleable in shares of Common Stock granted under the Company Stock Plans (each, a “Company RSU”) that is outstanding and unvested as of immediately prior to the Effective Time will vest in full and will automatically be cancelled and converted into the right to receive an amount in cash equal to the Merger Consideration per Company RSU without any interest thereon and subject to applicable withholding.

Purchaser’s obligation to accept shares of Common Stock tendered in the Offer is subject to certain customary conditions for a transaction of this type, including: (i) that the number of shares of Common Stock validly tendered and not validly withdrawn in accordance with the terms of the Offer, together with any shares of Common Stock beneficially owned by Purchaser or any affiliate of Purchaser, equals at least one share more than fifty percent (50%) of all shares of Common Stock then issued and outstanding; (ii) the Company shall have Closing Net Cash (as defined in the Merger Agreement) of at least $115,000,000; and (iii) the absence of any law that makes illegal the Offer, the Merger or any of the other transactions contemplated by the Merger Agreement (the “Transactions”), prohibits or limits Parent’s ownership of the Company or the Company’s, Parent’s or any of their respective subsidiaries’ businesses or assets, or imposes limitations on Parent’s rights of ownership of the Common Stock. The obligations of Parent and Purchaser to consummate the Offer and the Merger under the Merger Agreement are not subject to a financing condition.

Following the completion of the Offer, upon the terms and conditions set forth in the Merger Agreement and in accordance with Section 251(h) of the Delaware General Corporation Law, Purchaser will merge with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent. The Merger will be effected as soon as practicable following the time of purchase by Purchaser of shares of Common Stock validly tendered and not withdrawn in the Offer.

The Company, Parent and Purchaser have each made customary representations, warranties and covenants in the Merger Agreement, including covenants of the Company regarding the operation of the Company’s business prior to the Effective Time, as well as representations and warranties of Parent and Purchaser with respect to, among other things, Parent having sufficient cash, available lines of credit or other sources of immediately available funds to consummate the Transactions.

In addition, pursuant to the Merger Agreement, the Company has agreed to customary “no shop” restrictions on its ability to, among other things, initiate, solicit or knowingly encourage alternative acquisition proposals from third parties and engage in discussions or negotiations with third parties regarding alternative acquisition proposals; provided, however, that, prior to the Window Shop End Time (as defined in the Merger Agreement), any acquisition proposal that the Board determines in good faith, constitutes or could reasonably be expected to lead to a Superior Proposal (after consultation with its outside legal counsel and financial advisor) may result in such third party being deemed a “Qualified Bidder” under the Merger Agreement, in which case, if the Merger Agreement is terminated in connection with a Superior Proposal from such Qualified Bidder, a reduced termination fee (as described below) would apply.

Notwithstanding these restrictions, under the terms of the Merger Agreement, the Company may under certain circumstances provide information to and participate in discussions or negotiations with third parties with respect to an unsolicited bona fide written alternative acquisition proposal that the Board has determined, in consultation with outside legal and financial advisors, constitutes or would reasonably be expected to lead to a Superior Proposal, if failing to take such actions would be inconsistent with the Board’s fiduciary duties under applicable law, subject to the Company having entered into an acceptable confidentiality agreement with such third parties and complied with additional procedural requirements and conditions set forth in the Merger Agreement.

In addition, under the terms of the Merger Agreement, in response to an unsolicited bona fide written alternative acquisition proposal that the Board has determined, in consultation with outside legal and financial advisors, constitutes or may reasonably be expected to lead to a proposal that (i) is more favorable from a financial point of view to the holders of shares of Common Stock than the Merger and the other Transactions, taking into account all the terms and conditions of such proposal, and the Merger Agreement and (ii) the Board believes is reasonably capable of being completed, taking into account all financial, regulatory, legal and other aspects of such proposal (a “Superior Proposal”), the Board may cause the Company to terminate the Merger Agreement to enter into an alternative acquisition agreement with respect to such alternative acquisition proposal, subject to certain conditions, including without limitation (a) failing to take such actions would be inconsistent with the Board’s fiduciary duties under applicable law and (b) the Company shall have paid a termination fee to Parent (as described below) and complied with additional procedural requirements and conditions set forth in the Merger Agreement. As noted above, any party making an acquisition proposal prior to the Window Shop End Time that the Board has concluded in good faith could reasonably be expected to lead to or result in a Superior Proposal (after consultation with its outside legal counsel and financial advisor) may be a Qualified Bidder, and a termination in connection with a Superior Proposal from a Qualified Bidder results in a reduced termination fee, as described below.

The Merger Agreement contains customary termination rights for both Parent and Purchaser, on the one hand, and the Company, on the other hand, including if the Acceptance Time shall not have occurred on or before June 22, 2026. If the Merger Agreement is terminated under certain circumstances specified in the Merger Agreement, including in connection with the Company’s entry into an agreement with respect to a Superior Proposal, the Company will be required to pay Parent a termination fee of $4,800,000 (the “Termination Fee”); provided that the Termination Fee shall be reduced to $1,750,000 if such termination is in connection with a Superior Proposal from a Qualified Bidder that submitted its acquisition proposal prior to the Window Shop End Time. In addition, if the Company terminates the Merger Agreement due to Parent’s or Purchaser’s breach of their representations, warranties, covenants or agreements, or due to Parent’s withdrawal of financing, Parent shall pay the Company a termination fee of $4,800,000 (the “Parent Termination Fee”).

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent, Purchaser or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement and as of specific dates, were made solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purpose of allocating contractual risk among the parties rather than establishing matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.

CVR Agreement

At or prior to the Acceptance Time, Parent will execute and deliver a Contingent Value Rights Agreement (the “CVR Agreement”) with a qualified rights agent. Pursuant to the CVR Agreement, each CVR represents the right to receive contingent cash payments based on certain milestone payments received by the Surviving Corporation from Cosette under the Asset Purchase Agreement in respect of the SPRIX product (each as further defined and described below). The CVR Agreement provides for three potential payment events: (i) a Delivery Milestone Payment, payable upon receipt by the Surviving Corporation of cash payments from Cosette following the quality approval and delivery of a new batch of the SPRIX product on or prior to May 31, 2026; (ii) a 2026 Milestone Payment, payable based on gross profit share payments received from Cosette for the period from April 8, 2026 through December 31, 2026; and (iii) a 2027 Milestone Payment, payable based on gross profit share and net sales milestone payments received from Cosette for the period from January 1, 2027 through December 31, 2028. Each CVR Payment Amount will be calculated on a per-CVR basis by dividing the aggregate cash payments received by the Surviving Corporation from Cosette by the total number of outstanding CVRs. The CVRs are non-transferable except in limited circumstances, will not be listed on any securities exchange, and will not have any voting or dividend rights. The form of CVR Agreement is included as Exhibit E to the Merger Agreement filed as Exhibit E of Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Equity Commitment Letter

Concurrently with the execution of the Merger Agreement, Joseph M. Limber and Brett K.E. Lund (collectively, the “Equity Investors”) delivered to the Company a duly executed equity commitment letter with Parent, dated as of the date of the Merger Agreement, pursuant to which the Equity Investors irrevocably committed to purchase equity of Parent for an aggregate investment amount of $17,000,000 (the “Equity Financing”), to be funded to Parent prior to the Acceptance Time. The proceeds of the Equity Financing will be used by Parent to fund a portion of the aggregate Merger Consideration and related transaction costs.

Debt Commitment Letter

Concurrently with the execution of the Merger Agreement, Colbeck Capital Management, LLC (“Colbeck”) delivered to Parent a duly executed debt commitment letter, dated as of the date of the Merger Agreement, pursuant to which Colbeck committed to provide (i) a senior secured term loan facility in an aggregate principal amount of $62,000,000 and (ii) a senior secured delayed draw term loan facility in an aggregate principal amount of $25,000,000 (collectively, the “Debt Financing”). The proceeds of the Debt Financing will be used to finance the Transactions, pay fees and expenses incurred in connection with the Transactions, and for general corporate purposes.

Limited Guarantees

Concurrently with the execution of the Merger Agreement, Parent and Joseph M. Limber each delivered to the Company a limited guarantee (together, the “Limited Guarantees”) in favor of the Company, pursuant to which Parent, and Mr. Limber (with respect to Parent’s obligations under its Limited Guarantee), unconditionally and irrevocably guaranteed to the Company the due and punctual payment of (a) the Parent Termination Fee payable pursuant to the Merger Agreement and (b) any amounts payable by Parent pursuant to the Merger Agreement in respect of the reimbursement of costs and expenses or indemnification obligations relating to the Debt Financing. The maximum aggregate liability of each of Parent and Mr. Limber under the Limited Guarantees is capped at the sum of the Parent Termination Fee and such reimbursement and indemnification amounts. The Limited Guarantees will terminate upon the earliest of the Effective Time, receipt by the Company of all guaranteed obligations, or termination of the Merger Agreement under circumstances in which the Parent Termination Fee is not payable.

Support Agreements

Concurrently with the execution of the Merger Agreement, certain beneficial owners of Common Stock entered into tender and support agreements (the “Support Agreements”) with Parent and Purchaser pursuant to which such parties agreed, among other things, to irrevocably tender the shares of Common Stock held by them and certain of their affiliates in the Offer, upon the terms and subject to the conditions of such agreements. The Support Agreements will terminate upon certain circumstances, including upon termination of the Merger Agreement or if the Company’s Board of Directors votes to approve a Superior Proposal.

Convertible Notes Tender Offer

As of the date of the Merger Agreement, an aggregate principal amount of $40,000,000 of the Company’s 6.50% Convertible Notes due 2027 (the “Convertible Notes”) issued pursuant to the Indenture, dated as of August 25, 2022, between the Company and U.S. Bank Trust Company, National Association, as Trustee (the “Indenture”), were outstanding. Pursuant to the Merger Agreement, the Company is required to comply in all material respects with its obligations under the terms of the Indenture, including taking all actions required by it to be taken prior to the Effective Time as a result of the consummation of the Merger. In addition, after the date of the Merger Agreement and substantially concurrently with the Offer, the Company or the Surviving Corporation, as applicable, will use commercially reasonable efforts to make an offer and consent solicitation (the “Note Offer”) to purchase the Convertible Notes at a purchase price approved by Purchaser and Parent, contingent upon the occurrence of a “Fundamental Change” (as defined in the Indenture) as a result of the Merger (which purchase price will equal 100% of the principal amount of the Convertible Notes plus accrued and unpaid interest thereon through the stated maturity date), and to purchase, after the Acceptance Time and prior to or concurrently with the occurrence of the Closing, any Convertible Notes tendered and not withdrawn as of the expiration date of the Note Offer. The consent solicitation will seek consent to remove Section 4.11 of the Indenture, and holders who tender Convertible Notes pursuant to the Note Offer will be required to deliver consents with respect to such proposed amendment and may not deliver consents without tendering their Convertible Notes. Following consummation of the Merger, Parent and Purchaser will, or will cause the Company to, comply with the provisions of Article 15 of the Indenture with respect to any Convertible Notes that remain outstanding after the consummation of the Note Offer.

Asset Purchase Agreement

On April 8, 2026, the Company and certain wholly owned subsidiaries of the Company (collectively, the “Sellers”) entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Cosette Pharmaceuticals, Inc., a Virginia corporation (“Cosette”), pursuant to which, among other things, the Company divested its remaining right, title and interest in and to the INDOCIN®, SPRIX®, SYMPAZAN®, CAMBIA®, ZIPSOR® and the recently decommercialized OTREXUP® franchises of products (the “Products”) to Cosette. Under the terms of the Asset Purchase Agreement, Cosette paid the Company $35,000,000 in cash, with the potential for additional deferred amounts consisting of (i) in respect of SYMPAZAN, INDOCIN and OTREXUP, net sales-based milestone payments not to exceed an aggregate of $32,000,000 in cash and (ii) in respect of SPRIX, (a) a one-time cash payment of $1,000,000 in the event of successful quality approval and delivery of a new batch of SPRIX products to Cosette’s warehouse by May 31, 2026, (b) for the period commencing on April 8, 2026 and ending on December 31, 2027, eight percent (8%) of the gross profits from SPRIX and (c) a one-time cash payment of $2,000,000 if net sales of SPRIX exceed $7,000,000 during calendar year 2027; provided that only these SPRIX-related payments received by the Surviving Corporation under the Asset Purchase Agreement during the applicable periods are payable to holders of CVRs, as described under “CVR Agreement” above.

Pursuant to the terms of the Asset Purchase Agreement, Cosette will also assume certain contracts, liabilities and obligations of the Sellers relating to the Products, including those related to manufacturing and supply, post-market commitments and clinical development costs. The Asset Purchase Agreement contains customary representations, warranties and covenants. In connection with the transaction, Cosette obtained a representation and warranty insurance policy.

The Asset Purchase Agreement is not intended to provide any financial information about the Company. The representations, warranties and covenants contained in the Asset Purchase Agreement were made only for purposes of such agreement and as of the dates specified therein; were made solely for the benefit of the parties to the agreement; may be subject to qualifications and limitations agreed upon by the parties; and may be subject to standards of materiality applicable to the contracting parties that differ from those that may be viewed as material to investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Asset Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company.

The foregoing description of the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Asset Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02(e). Compensatory Arrangements of Certain Officers.

On April 8, 2026, in connection with the Merger Agreement and at the request of Parent, the Company and Mark Reisenauer, the Company’s Chief Executive Officer, entered into an Amendment to that certain Employee Confidentiality & Restrictive Covenant Agreement, dated as of October 27, 2025, previously entered into between Mr. Reisenauer and the Company to extend the post-termination non-competition covenant from twelve (12) months to eighteen (18) months. The foregoing summary is qualified in its entirety by reference to the Amendment to the Employee Confidentiality & Restrictive Covenant Agreement, filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On April 8, 2026, the Company issued a press release announcing the Merger Agreement and the Asset Purchase Agreement, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information contained in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K (this “Current Report”) contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs. Forward-looking statements speak only as of the date they are made and should not be relied upon as predictions of future events, as there can be no assurance that the events or circumstances reflected in these statements will be achieved or will occur. In particular, this Current Report contains forward-looking statements regarding Assertio Holdings, Inc. (the “Company”), the proposed tender offer by Audi Merger Sub, Inc., a wholly owned subsidiary of Garda Therapeutics, Inc. (“Parent”), to acquire all outstanding shares of the Company’s common stock, the subsequent merger pursuant to which the Company would become a wholly owned subsidiary of Parent, and the Company’s asset sale to Cosette Pharmaceuticals, Inc. (“Cosette”), including, without limitation, statements regarding the expected timing and completion of these transactions and the parties’ ability to satisfy the conditions to consummation. Forward-looking statements can often, but not always, be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “goal,” “intend,” “may,” “might,” “opportunity,” “plan,” “potential,” “project,” “seek,” “should,” “strategy,” “target,” “will,” or the negative of these words and phrases, other variations of these words and phrases or comparable terminology. These forward-looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, many of which are beyond the Company’s control and subject to change. Actual results could differ materially from those expressed or implied by these forward-looking statements. Important factors that could cause actual results to differ materially include, among others: risks associated with the timing of the closing of the Transactions, including the risks that a condition to closing would not be satisfied within the expected timeframe or at all or that the closing of the Transactions will not occur in which case Rolvedon would be the Company’s only product; uncertainties as to how many of the Company’s stockholders will tender their shares in the Offer; the possibility that competing offers will be made; the possibility that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the Transactions; the occurrence of any event, change or other circumstance that could give rise to the termination of the Transactions; the outcome of any legal proceedings that may be instituted against the parties and others related to the Transactions; unanticipated difficulties or expenditures relating to the Transactions; the effect of the announcement or pendency of the Transactions on the Company’s business and operating results (including the response of business partners and competitors and potential difficulties in employee retention as a result of the announcement and pendency of the Transactions); risks related to the diverting of management’s attention from the Company’s ongoing business operations; risks related to non-achievement of any contingent value right milestones and that holders will not receive payments in respect thereof; general economic and market conditions; and other risks and uncertainties identified in the Company’s filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings. Many of these risks and uncertainties may be exacerbated by public health emergencies and general macroeconomic conditions. The foregoing list of factors is not exhaustive. You should not place undue reliance on any forward-looking statements. The Company does not assume, and hereby disclaims, any obligation to update or revise any forward-looking statements, except as required by law.

Additional Information and Where to Find It

The tender offer for the outstanding shares of the Company referenced in this communication has not yet commenced. This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares, nor is it a substitute for the tender offer materials that Parent and its subsidiary will file with the SEC. At the time the tender offer is commenced, Parent and its subsidiary will file tender offer materials on Schedule TO, and, thereafter, the Company will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the tender offer.

THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT WILL CONTAIN IMPORTANT INFORMATION. HOLDERS OF SHARES OF THE COMPANY’S COMMON STOCK ARE URGED TO READ THESE DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE (AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME) BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT HOLDERS OF SHARES OF THE COMPANY’S COMMON STOCK SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SHARES.

The Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, will be made available to all holders of shares of the Company’s Common Stock at no expense to them. The tender offer materials and the Solicitation/Recommendation Statement will be made available for free at the SEC’s website at www.sec.gov or by accessing the Investor Relations section of the Company’s website at https://investor.assertiotx.com.

Item 9.01.  Financial Statements and Exhibits

 (d) Exhibits

Exhibit No.	Description
2.1*	Agreement and Plan of Merger between the Company, Parent and Purchaser, dated April 8, 2026.
10.1*	Asset Purchase Agreement between the Company, Sellers and Cosette, dated April 8, 2026.
10.2*	Amendment to the Employee Confidentiality & Restrictive Covenant Agreement between the Company and Mark Reisenauer, dated April 8, 2026.
99.1	Press Release of the Company, dated April 8, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Certain annexes, schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant agrees to furnish supplementally a copy of any omitted attachment to the SEC on a confidential basis upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASSERTIO HOLDINGS, INC.

Date: April 9, 2026	By:	/s/ Sam Schlessinger
Sam Schlessinger
Executive Vice President, General Counsel